Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen	Public Relations Contact:
	ICR, LLC	Lisa Greb
	330/463-6865	Director, Public Relations
	http://www.joann.com	Jo-Ann Stores, Inc.
330/463-3442

JO-ANN STORES ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2009
SALES RESULTS

- Same-store sales decreased 2.9% in the fourth quarter -
- Fiscal 2009 fourth quarter earnings conference call scheduled for March 11, 2009 -

HUDSON, OH – February 5, 2009 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that net sales for the fourth quarter ended January 31, 2009, were $571.9 million compared to $585.9 million in the prior year. Same-store sales for the fourth quarter decreased 2.9% versus a same-store sales increase of 3.3% last year.

Net sales for fiscal 2009 were $1.901 billion versus $1.879 billion last year. Same-store sales for the full fiscal year increased 0.5% versus a same-store sales increase of 3.5% last year.

Fourth Quarter Conference Call

The Company will report earnings for its fourth quarter and full-year fiscal 2009 on March 11, 2009. In conjunction with the earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the Internet at 4:30 PM Eastern time. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 210 large-format stores and 554 small-format stores.